UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 21, 2018

Premier Exhibitions, Inc.

(Exact name of Registrant as Specified in Charter)

FLORIDA (State or Other Jurisdiction of Incorporation)	000-24452 (Commission File Number)	20-1424922 (I.R.S. Employer Identification Number)
3045 Kingston Court, Suite I, Peachtree Corners, Georgia 30071 (Address of Principal Executive Offices) (Zip Code)

(404) 842 - 2600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

As previously announced, on June 14, 2016, Premier Exhibitions, Inc. (the “Company”) and each of its U.S. subsidiaries filed voluntary petitions for reorganization relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Florida (the “Bankruptcy Court”).

Admiralty Court Order

As previously announced, the Company and certain of its subsidiaries (collectively, “Sellers”), and Premier Acquisition Holdings LLC (“Buyer”), entered into that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), dated June 14, 2018, as amended on September 14, 2018, pursuant to which the Buyer agreed to acquire substantially all of the assets and assume certain liabilities of the Sellers pursuant to Sections 363 and 365 of the Bankruptcy Code.

The closing of the transactions contemplated by the Asset Purchase Agreement is subject to the satisfaction or waiver of a number of closing conditions, including among others, receipt of an order from the United States District Court for the Eastern District of Virginia, in Case No. 2:93-cv-902 (the “Admiralty Court”) approving the transactions contemplated by the Asset Purchase Agreement (the “Admiralty Court Order”).

On December 21, 2018, the Admiralty Court entered the Admiralty Court Order approving the transactions contemplated by the Asset Purchase Agreement. The closing of the transactions contemplated by the Asset Purchase Agreement remains subject to the satisfaction or waiver of a number of closing conditions, which the Company is working to satisfy so that the sale transaction can be consummated expeditiously.

The foregoing description of the Admiralty Court Order does not purport to be complete and is qualified in its entirety by reference to the Admiralty Court Order, a copy of which is filed hereto as Exhibit 99.1.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Exchange Act Reports

The Company has suspended the filing of its regular periodic reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission (the “SEC”). The Company, however, intends to furnish copies of the Monthly Operating Reports that are required to be submitted to the Bankruptcy Court under cover of Current Reports on Form 8-K and to continue to file Forms 8-K disclosing material developments concerning the Company.

Additional Information Regarding the Chapter 11 Filing

Information about the Chapter 11 process, as well as court filings (including the full text of the Monthly Operating Reports, with exhibits) and other documents related to the reorganization proceedings, is available through the Official Equity Committee Website for Shareholders of Premier Exhibitions, Inc. at http://www.jndla.com/cases/premiercommittee, docket numbers 1280-1287. Information contained on, or that can be accessed through, such website or the Bankruptcy Court’s website is not part of this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Admiralty Court Order issued December 21, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER EXHIBITIONS, INC.

Date: December 27, 2018	By:	/s/ Jerome Henshall
Jerome Henshall
Chief Financial Officer